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                                                                    Exhibit 1(a)

                      GENERAL ELECTRIC CAPITAL CORPORATION



                             UNDERWRITING AGREEMENT



                               STANDARD PROVISIONS

                               (NOTES AND WARRANTS

                               TO PURCHASE NOTES)



                                                         __________, 200_



         From time to time, General Electric Capital Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (with respect to such designated securities, the "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

         The Company has filed with the Securities and Exchange Commission (the "Commission"), and there has become effective, a registration statement (the file number of which will be set forth in the Underwriting Agreement), including a prospectus, relating to the Notes and Warrants and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities and the Warrant Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities and the Warrant Notes, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents incorporated by reference therein. The terms "supplement" and
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"amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company files a registration statement to register additional securities pursuant to Rule 462(b) under the Securities Act, which registration statement shall become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall refer to the Registration Statement referred to above and the Rule 462 Registration Statement, in each case as amended to the date of this Agreement.

         1. Delayed Delivery Contracts. If the Prospectus provides for sales of
            --------------------------
Offered Securities pursuant to Delayed Delivery Contracts (as defined below), the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities (as defined below) on the terms and subject to the conditions set forth in the Prospectus pursuant to Delayed Delivery Contracts substantially in the form of Schedule I attached hereto but with such changes therein as the Company may authorize or approve (hereinafter referred to as "Delayed Delivery Contracts"). Delayed Delivery Contracts are to be with one or more institutional investors approved by the Company and of the types set forth in the Prospectus. The aggregate principal amount of Contract Securities shall not exceed the amount set forth in the Prospectus. On the Closing Date, the Company will pay to the Manager as compensation for the accounts of the Underwriters the commission specified in the Underwriting Agreement in respect of all Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. The Offered Securities to be purchased pursuant to Delayed Delivery Contracts are referred to as "Contract Securities." The term "Underwriters' Securities" means the Offered Securities other than Contract Securities.

         If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate amount of Offered Securities to be purchased by the several Underwriters shall be reduced by the aggregate amount of Contract Securities. Such reduction shall be in the amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Notes and the amount of Warrants set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Notes and the amount of Warrants, respectively, set forth in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise than in such proportions, and so advises the Company in writing; provided, however, that the total amount of Offered Securities to be purchased by all Underwriters shall be the aggregate amount set forth in the Underwriting Agreement less the aggregate amount of the Contract Securities.

         2. Public Offering. The Company is advised by the Manager that the
            ---------------
Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are as specified in the Underwriting Agreement.

         3.  Purchase and Delivery. Payment for the Underwriters' Securities
             ---------------------
shall be made by wire transfer in immediately available funds (unless payment in

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other form of funds is specified in the Underwriting Agreement) to the account specified by the Company to the Manager the business day prior to the time of closing, on the date and at the time specified in the Underwriting Agreement, upon delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of one or more global notes representing the Underwriters' Securities.

         4.  Conditions to Closing.  The several obligations of the Underwriters
             ---------------------
hereunder are subject to the following conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or (to the knowledge of the Company) threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or (to the knowledge of such executive officer) threatened by the Commission, and there has been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

         (b) The Manager shall have received on and as of the Closing Date an opinion of either the Senior Vice President, General Counsel and Secretary of the Company or the Associate General Counsel-Treasury Operations and Assistant Secretary of the Company, dated the Closing Date, to the effect that:

         (i) the Company has been duly incorporated and is validly existing under the laws of the State of Delaware;

         (ii) the Company is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification;

         (iii) the Note Indenture, the Warrant Note Indenture and the Warrant Agreement have been duly authorized, executed and delivered by the Company, are valid and binding agreements of the Company enforceable against the Company in accordance with their terms and the Note Indenture and the Warrant Note Indenture have been qualified under the Trust Indenture Act of 1939 as amended;

         (iv) the Notes, the Warrant Notes and the Warrants have been duly authorized and, when executed and authenticated in accordance with the provisions of the Note Indenture, the Warrant Note Indenture and the Warrant Agreement and delivered to and paid for by the Underwriters (or, in the case of Contract Securities, by institutional investors pursuant to Delayed Delivery Contracts), and in the case of the Warrant Notes, upon exercise of the Warrants, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will entitle


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                  the holders thereof to the benefits of the Note Indenture, the
                  Warrant Note Indenture and the Warrant Agreement;

         (v) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law;

         (vi) the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable against the Company in accordance with their terms;

         (vii) neither the execution and delivery of this Agreement nor the issuance and sale of the Offered Securities by the Company as provided herein (or issuance of the Warrant Notes by the Company upon exercise of the Warrants) will contravene the Organization Certificate or By-Laws of the Company or result in any violation of any of the terms or provisions of any law, rule or regulation (other than with respect to applicable state securities or Blue Sky laws, as to which such counsel need not express any opinion) or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and such as may be required under the applicable state securities or Blue Sky laws;

         (viii) the statements contained in the Prospectus under the captions "Description of Notes," "Description of Warrants" and "Delayed Delivery Arrangement" fairly present the matters referred to therein;

         (ix) each document incorporated by reference in the Prospectus which was filed pursuant to the Exchange Act (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations thereunder;

         (x) the Registration Statement and the Prospectus and any supplements and amendments thereto (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom and except for supplements relating only to securities other than the Offered Securities, as to which such counsel need express no

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                  opinion) comply as to form in all material respects with the
                  Securities Act and the rules and regulations of the Commission thereunder; and

         (xi) such counsel believes that (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which counsel need not express any belief) each part of the Registration Statement at the time such part became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of the date of the Prospectus Supplement relating to the Offered Securities did not, and the Prospectus (as amended or supplemented) does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) The Manager shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters in (i), (iii), (iv), (v), (vi), (viii), (x) and (xi) of paragraph (b) above.

         In rendering the opinion referred to in paragraph (b) above, such counsel may state that with respect to (x) and (xi) of paragraph (b) above, such counsel's opinion and belief is based upon his participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (including documents incorporated by reference) and upon his review and discussion of the contents thereof,but is without independent check or verification except as stated therein. In rendering the opinion referred to in paragraph (c) above, such counsel may state that with respect to (x) and (xi) of paragraph (b) above, such counsel's opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than documents incorporated by reference) and upon their review and discussion of the contents thereof (including documents incorporated by reference), but is without independent check or verification except as stated therein. In rendering the opinions referred to in paragraphs (b) and (c) above, such counsel may state that with respect to (iii), (iv), (v) and (vi) of paragraph (b) above, such counsel's opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         (d) The Manager shall have received on the Closing Date a letter dated the Closing Date, in form and substance satisfactory to the Manager, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.


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         (e) Subsequent to the date of execution of this Agreement and prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company by Standard & Poor's Corporation, Moody's Investors Service, Inc. or any other "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have given any notice of any intended or potential downgrading of, or of any review or possible change that does not indicate an improvement in, any such rating.

         5.  Covenants of the Company.  In further consideration of the
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agreements of the Underwriters herein contained, the Company covenants as follows:

         (a) To furnish to the Manager, without charge (i) upon the request of the Manager, two conformed copies of the Registration Statement (including exhibits and documents incorporated by reference), and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits but including documents incorporated by reference) and (ii) during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any amendments or supplements thereto prepared pursuant to paragraph (c) below as the Manager may reasonably request. In the case of the Prospectus, to furnish copies of the Prospectus prior to 5:00 p.m., on the business day following the date of this Agreement, in such quantities as the Manager may reasonably request.

         (b) To prepare and file (or mail for filing) with the Commission pursuant to Rule 424 under the Securities Act as promptly as practicable after the execution of this Agreement, a prospectus supplement setting forth such information as is necessary so that the Prospectus, when delivered to a purchaser of the Offered Securities, will comply with law and, before amending the Registration Statement or supplementing the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

         (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of Davis Polk & Wardwell a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to (i) prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager shall furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus or (ii) file with the Commission such reports pursuant to the Exchange Act, or amendments to reports previously filed by the Company thereunder so that in case of either clause (i) or (ii) of this paragraph (c) the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall

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reasonably request and to pay all expenses (including fees and disbursements of counsel) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manger may so designate; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified, to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject or to qualify the Offered Securities for offer and sale in any jurisdiction (notified to the Manager prior to the execution of the Underwriting Agreement) in which the Company is unable or unwilling to comply with disclosure or reporting requirements imposed by such jurisdiction.

         (e) To make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) To notify the Manager not less than 48 hours prior to the Closing Date of the aggregate principal amount of Contract Securities, if any.

         6. Representations and Warranties; Indemnification and Contribution.
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The Company represents and warrants to each Underwriter that (i) each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder; (ii) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities other than the Offered Securities) will on the Closing Date comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder; (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the rules and regulations thereunder; (iv) each part of the Registration Statement at the time such part became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements therein not misleading, and the Prospectus as of the date of the Prospectus Supplement relating to the Offered Securities did not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Offered Securities) on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein; and (v) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

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         The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Section 5 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or allege untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party, and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be

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liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in this Section 6 is unavailable to an indemnified party under the second or third paragraphs hereof in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities, (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i),
(ii) and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably

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incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several, in proportion to the respective amounts of Offered Securities underwritten by each of such Underwriters, and not joint.

         The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of and payment for any of the Offered Securities.

         7. Termination. Unless otherwise provided in the Underwriting
            -----------
Agreement, this Agreement shall be subject to termination in the discretion of a majority in interest of the Underwriters at any time prior to the Closing Date, by notice given by the Manager to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal or New York State authorities; or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of a majority in interest of the Underwriters, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Securities.

         If this Agreement shall be terminated by the Underwriters, or any of them, because (a) of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or (b) for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of- pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

         8. Defaulting Underwriters. If, on the Closing Date any one or more of
            -----------------------
the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities to be purchased on

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such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate principal amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Securities that any Underwriter has agreed to purchase be increased pursuant to this Section by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         9.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York.

         10.  Headings. The headings of the sections of this Agreement have been
              --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                      SCHEDULE I





                            DELAYED DELIVERY CONTRACT





                                                 As of ___________, 200_






General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06927

Dear Sirs:


         The undersigned hereby agrees to purchase from General Electric Capital Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned the Company's securities described in Schedule A annexed hereto (the "Securities"), offered by the Company's Prospectus dated ______________, 200_ and Prospectus Supplement dated ____________, 200_, receipt of copies of which are hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this Agreement. The undersigned does not contemplate selling Securities prior to making payment therefor.

         The undersigned will purchase from the Company Securities in the principal amount and numbers on the delivery date(s) set forth in Schedule A. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

         Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by wire transfer of immediately available funds to the account specified by the Company to the undersigned the business day prior to the Delivery Date, at 10:00 a.m. (New York time) on the Delivery Date, upon delivery to the nominee of The Depositary Trust Company for the account of the undersigned or the undersigned's designee one or more global notes representing the Securities to be purchased by the undersigned on the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this agreement.

         This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         If this Agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

                           This Agreement shall be governed by and construed in
accordance with the laws of the State of New York.

                                                     Yours very truly,

                                                     -------------------------


(Purchaser)

                                              By _________________________


-------------------------


(Title)


-------------------------


-------------------------


(Address)


Accepted:


GENERAL ELECTRIC
CAPITAL CORPORATION


By __________________________________
       Vice President and Treasurer


                 PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING


         The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print)

                                  Telephone No.

         Name                     (Including Area Code)     Department
         ----                     ---------------------     ----------

                                   SCHEDULE A





         Securities:
         ----------












         Principal Amounts or Quantities

         to be Purchased:
         ---------------










         Purchase Price:
         --------------

         Delivery Date(s):
         ----------------